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                               May 7, 1999                        EXHIBIT 10.15


Mr. Phil Weller
FAST NET
Courtney Drive
Bethlehem, PA  18015

SENT VIA FACSIMILE 610-954-5925

Dear Phil:

SECTV is pleased to quote to you pricing for DS-3 Circuit from your Bethlehem facility to your Holland Township, New Jersey facility. The pricing is as follows

                                           MONTHLY RATES
                             1 YEAR            3 YEAR            5 YEAR
                             ------            ------            ------
Channel Termination           [ * ]            [ * ]              [ * ]
First Mile                    [ * ]            [ * ]              [ * ]
Each Add'l Mile               [ * ]            [ * ]              [ * ]
Installation                  [ * ]            [ * ]              [ * ]

Example: Air miles between your facility and Holland township is approximately 16 air miles. This would be for a 5 YEAR CONTRACT: 1 mile @ [ * ] =
[*] + 15 miles @ [ * ]/miles = [ * ] + [ * ] Channel
Termination Charge.

If the terms of this contract are satisfactory, please sign below and return to me at my office. Should you have any questions, please do not hesitate to contact me at 610-868-0902.

                                                     Sincerely,

                                                     /s/ Jeffrey J. Kelly
                                                     Jeffery J. Kelly
                                                     Chief Technician

JJK:  tmc

ACCEPTED:    /s/ Phil Weller                       5/12/99
          ----------------------             ------------------------
             Phil Weller                     Date


[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.